EXHIBIT 99.1

TF Financial Corporation Reports 2012 Results and Quarterly Cash Dividend

NEWTOWN, Pa., Jan. 24, 2013 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $5,383,000 ($1.97 per diluted share) for 2012, a 37% increase over $3,929,000 ($1.45 per diluted share) reported for 2011. Net income for the three month period ended December 31, 2012 was $1,506,000 ($0.55 per diluted share) compared with $1,532,000 ($0.57 per diluted share) during the comparable period of 2011. The Company also announced that its Board of Directors declared a quarterly dividend of $0.05 per share, payable February 15, 2013 to shareholders of record on February 8, 2013.

"We had a very satisfactory final quarter and full year, by the key measures of performance," said Kent C. Lufkin, President and Chief Executive Officer. "In the ongoing low interest rate environment and considering the numerous other tough challenges facing community banks of our size, we continue to deliver improving financial performance for the benefit of our shareholders. A 37% year over year increase in net income, combined with above-average capital levels via retained earnings have positioned our Company to move into 2013 with good momentum. Our net interest margin was a very respectable 3.90% for the year and overall asset quality reflected healthy improvement as both non-performing assets and nonperforming loans were significantly lower than the prior year."

Highlights for 2012 included:

  Net income increased by $1,454,000 or 37% compared with 2011.
  Net interest income increased by $410,000 or 1.7% compared with 2011. The Company's net interest margin was 3.90% for the year, an increase of 5 basis points compared with 2011. As was the case during 2011, low market interest rates resulted in an increase in mortgage prepayments with a resulting downward drift in loan yields. However, this negative effect was more than offset by the positive effect of lower deposit costs, the outcome of an improving deposit mix and the maturity of older high-rate CDs.
  The Bank's regulatory capital ratios remain strong, with Tier 1 Leverage and Total Risk-Based ratios of 10.45% and 17.89% at year end.
  During 2012, loans outstanding increased by $31.6 million or 6.3% to $534.3 million. Loan demand was strong during the year: loans originated for portfolio and loans originated for sale during 2012 were $132.3 million and $52.9 million, respectively, compared with $94.6 million and $26.5 million during 2011.
  Deposits increased by $9.0 million or 1.6% to $560.3 million, and the deposit mix improved, driven by an $18.7 million or 5.0% increase in core checking, savings and money market balances. The migration of maturing high-rate CDs into lower cost core accounts was in large part responsible for the 34 basis point decrease in the average cost of deposits for 2012 compared to 2011.
  Asset quality showed dramatic improvement during 2012. Non-performing assets were 2.20% of total assets at year end, down from 3.56% at year end 2011. Non-performing loans decreased by $4.2 million or 33.4% during the year. Also, foreclosed property decreased by $4.4 million or 37.9% during 2012.
  The allowance for loan losses was $6.9 million and equaled 1.30% of gross loans and 82.8% of non-performing loans at year end. The loan loss provision was $2.4 million for 2012, and net charge-offs were $3.6 million.
  Non-interest income increased by $466,000 or 12.9% to $4.1 million during 2012 when compared with 2011, driven by an $826,000 or 158% increase in gains on loans sold. Total non-interest expense was relatively unchanged for the year, and stood at $18.9 million.

TF Financial Corporation is a holding company whose principal subsidiary is 3rd Fed Bank, which operates 13 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. Deposits at 3rd Fed Bank are insured up to the maximum amount by the Federal Deposit Insurance Corporation (FDIC). In addition, the Bank's website can be found at www.3rdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time.  The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					YEAR ENDED
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011

EARNINGS SUMMARY

Interest income	$ 7,234	$ 7,395	$ 7,328	$ 7,263	$ 7,613	$ 29,220	$ 31,288
Interest expense	1,048	1,141	1,277	1,471	1,550	4,937	7,415
Net interest income	6,186	6,254	6,051	5,792	6,063	24,283	23,873
Loan loss provision	650	750	500	500	850	2,400	3,728
Non-interest income	1,196	914	739	1,237	1,395	4,086	3,620
Non-interest expense	4,690	4,466	4,649	5,056	4,565	18,861	18,817
Income before taxes	2,042	1,952	1,641	1,473	2,043	7,108	4,948
Income taxes	536	479	392	318	511	1,725	1,019
Net income	$ 1,506	$ 1,473	$ 1,249	$ 1,155	$ 1,532	$ 5,383	$ 3,929

PER SHARE INFORMATION

Earnings per share, basic	$ 0.55	$ 0.54	$ 0.46	$ 0.42	$ 0.57	$ 1.97	$ 1.45
Earnings per share, diluted	$ 0.55	$ 0.54	$ 0.46	$ 0.42	$ 0.57	$ 1.97	$ 1.45

Weighted average basic shares (000's)	2,733	2,729	2,724	2,719	2,711	2,726	2,702
Weighted average diluted shares (000's)	2,734	2,732	2,728	2,722	2,711	2,730	2,703

Dividends paid	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.05	$ 0.20	$ 0.20

FINANCIAL RATIOS

Annualized return on average assets	0.86%	0.84%	0.74%	0.68%	0.89%	0.78%	0.57%
Annualized return on average equity	7.21%	7.21%	6.31%	5.94%	7.75%	6.68%	5.17%
Efficiency ratio (1)	62.44%	60.24%	62.34%	70.55%	61.17%	63.78%	66.60%

REGULATORY CAPITAL RATIOS
Tier 1 leverage ratio	10.45%	10.47%	10.45%	10.21%	10.21%
Tier 1 risk-based capital ratio	16.63%	16.37%	16.13%	16.16%	17.31%
Total risk-based capital ratio	17.89%	17.62%	17.37%	17.41%	18.56%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					YEAR ENDED
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
AVERAGE BALANCES

Loans	$ 530,026	$ 527,195	$ 501,757	$ 493,396	$ 497,258	$ 513,178	$ 500,095
Mortgage-backed securities	49,383	55,820	61,580	61,971	61,079	57,164	64,416
Investment securities	63,773	64,304	68,181	67,035	67,843	65,813	67,747
Other interest-earning assets	6,482	393	3,074	13,619	6,699	6,155	5,406
Total earning assets	649,664	647,712	634,592	636,021	632,879	642,310	637,664
Non-earning assets	46,985	46,168	48,329	50,557	52,263	47,726	50,390
Total assets	696,649	693,880	682,921	686,578	685,142	690,036	688,054

Deposits	539,653	538,637	550,040	554,523	551,964	545,677	550,019
FHLB advances and other borrowed money	66,223	66,740	46,785	47,387	48,109	56,837	55,274
Total interest bearing liabilities	605,876	605,377	596,825	601,910	600,073	602,514	605,293
Non-interest bearing liabilities	7,629	7,179	6,486	6,523	6,600	6,957	6,802
Stockholders' equity	83,144	81,324	79,610	78,145	78,469	80,565	75,959
Total liabilities & stockholders' equity	$ 696,649	$ 693,880	$ 682,921	$ 686,578	$ 685,142	$ 690,036	$ 688,054

SPREAD AND MARGIN ANALYSIS (TAX EQUIVALENT)

Average yield on:
Loans	4.76%	4.86%	4.99%	5.05%	5.13%	4.91%	5.27%
Mortgage-backed securities	3.04%	3.23%	3.68%	3.50%	4.22%	3.38%	4.22%
Investment securities	4.37%	4.32%	4.31%	4.27%	4.15%	4.33%	4.26%
Other interest-earning assets	0.37%	0.00%	0.00%	0.06%	0.11%	0.13%	0.06%
Total interest-earning assets	4.55%	4.66%	4.77%	4.71%	4.88%	4.67%	5.02%

Average cost of:
Deposits	0.54%	0.59%	0.68%	0.77%	0.82%	0.65%	0.99%
FHLB advances and other borrowed money	1.87%	2.01%	3.02%	3.44%	3.39%	2.47%	3.52%
Total interest-bearing liabilities	0.69%	0.75%	0.86%	0.98%	1.02%	0.82%	1.23%

Interest rate spread	3.86%	3.91%	3.91%	3.73%	3.86%	3.85%	3.79%
Net interest margin	3.90%	3.96%	3.96%	3.78%	3.91%	3.90%	3.85%

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	QUARTER ENDED					YEAR ENDED
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
INTEREST INCOME AND EXPENSE DETAIL

Interest income on:
Loans	$ 6,341	$ 6,436	$ 6,231	$ 6,197	$ 6,427	$ 25,205	$ 26,373
Mortgage-backed securities	377	453	564	539	650	1,933	2,718
Investment securities	701	699	731	712	730	2,849	2,885
Other interest-earning assets	6	--	--	2	2	8	3
Total interest-earning assets	$ 7,425	$ 7,588	$ 7,526	$ 7,450	$ 7,809	$ 29,995	$ 31,979

Interest expense on:
Deposits	$ 737	$ 803	$ 926	$ 1,066	$ 1,139	$ 3,532	$ 5,467
FHLB advances and other borrowed money	311	338	351	405	411	1,405	1,948
Total interest-bearing liabilities	$ 1,048	$ 1,141	$ 1,277	$ 1,471	$ 1,550	$ 4,937	$ 7,415

Net interest income: tax equivalent basis	$ 6,377	$ 6,447	$ 6,249	$ 5,979	$ 6,259	$ 25,058	$ 24,564
Tax equivalent adjustment on investment securities	191	193	198	187	196	775	691
Net interest income	$ 6,186	$ 6,254	$ 6,051	$ 5,792	$ 6,063	$ 24,283	$ 23,873

NON-INTEREST INCOME DETAIL

Service fees, charges and other	$ 484	$ 433	$ 448	$ 458	$ 478	$ 1,823	$ 1,837
Impairment adjustment to mortgage servicing rights	50	(53)	(75)	39	(22)	(39)	(139)
Bank-owned life insurance	147	152	152	152	157	603	638
Gain on sale of investment securities	85	--	--	--	550	85	760
Gain on sale of loans	430	382	214	324	232	1,350	524
Gain on disposition of real estate	--	--	--	264	--	264	--

NON-INTEREST EXPENSE DETAIL

Compensation and benefits	$ 2,760	$ 2,651	$ 2,697	$ 2,874	$ 2,573	$ 10,982	$ 10,525
Occupancy and equipment	727	686	672	710	719	2,795	2,972
Professional fees	410	349	174	351	266	1,284	1,331
Marketing and advertising	79	76	106	85	55	346	312
FDIC insurance premiums	149	146	150	151	149	596	675
Loss on foreclosed real estate	46	--	246	179	206	471	460
Operating expenses on foreclosed real estate	60	78	94	108	102	340	345
Other operating	459	480	510	598	495	2,047	2,197

T F FINANCIAL CORPORATION
UNAUDITED FINANCIAL INFORMATION
(dollars in thousands except per share data)	PERIOD ENDED
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
DEPOSIT INFORMATION

Non-interest checking	$ 52,433	$ 50,421	$ 47,826	$ 49,408	$ 43,910
Interest checking	76,370	70,797	74,925	69,195	65,677
Money market	153,827	153,351	151,375	154,417	155,010
Savings	106,268	106,693	107,924	108,219	105,617
CD's	171,417	152,011	164,990	180,962	181,074

OTHER INFORMATION

Per Share

Book value	$ 29.27	$ 28.89	$ 28.25	$ 27.71	$ 27.33
Tangible book value	$ 27.75	$ 27.37	$ 26.73	$ 26.18	$ 25.81
Closing market price	$ 23.83	$ 23.79	$ 24.66	$ 24.20	$ 22.72

Balance Sheet

Loans	$ 534,348	$ 541,610	$ 519,946	$ 498,357	$ 502,713
Cash and cash equivalents	31,137	3,712	4,367	22,340	14,928
Mortgage-backed securities	44,639	51,463	58,753	63,988	58,970
Investment securities	65,041	63,822	66,012	69,556	65,778
Total assets	712,000	697,056	685,387	693,421	681,929
Total deposits	560,315	533,273	547,040	562,201	551,288
FHLB advances and other borrowed money	60,656	75,156	51,084	46,685	46,908
Stockholders' equity	83,065	81,965	80,102	78,528	77,408

Asset Quality

Non-performing loans	$ 8,359	$ 10,400	$ 12,566	$ 13,889	$ 12,541
Allowance for loan losses	$ 6,922	$ 6,772	$ 6,163	$ 6,981	$ 8,100
Net charge-offs	$ 500	$ 141	$ 1,318	$ 1,619	$ 2,337
Allowance for loan losses to non-performing loans	82.81%	65.12%	49.05%	50.26%	64.59%
Allowance for loan losses to gross loans	1.30%	1.25%	1.19%	1.40%	1.61%
Non-performing loans to gross loans	1.56%	1.92%	2.42%	2.79%	2.49%
Non-performing loans to total assets	1.17%	1.49%	1.83%	2.00%	1.84%
Foreclosed property	$ 7,282	$ 7,619	$ 6,625	$ 10,247	$ 11,730
Foreclosed property to total assets	1.02%	1.09%	0.97%	1.48%	1.72%
Non-performing assets to total assets	2.20%	2.59%	2.80%	3.48%	3.56%

Statistical

Shares outstanding (000's)	2,838	2,837	2,835	2,834	2,832
Number of branch offices	13	14	14	14	14
Full time equivalent employees	167	167	171	176	168

(1) The efficiency ratio is non-interest expense excluding loss on foreclosed real estate divided by net interest income on a tax equivalent basis plus non-interest income excluding impairment adjustment to mortgage servicing rights, gain on sale of investment securities, and gain on disposition of real estate.
CONTACT: Dennis R. Stewart, EVP/CFO
         (215) 579-4000